UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

GLENROSE INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51645	20-3521719
(State or other jurisdiction of	(Commission file no.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

GlenRose Instruments Inc.

45 First Avenue

Waltham, MA 02451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 622-1120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

GlenRose Instruments Inc. (the “Company”) sold an aggregate of 102,647 shares of common stock (the “Shares”), at $7.00 per share for gross proceeds of $718,529 to various investors, all of whom were accredited investors. Immediately following the sale of the Shares, on October 10, 2007, the Company had 3,102,647 shares of common stock issued and outstanding.

Pursuant to an agreement dated July 23, 2007, R.F. Lafferty & Co. Inc. acted as a finder in the financing and received a finder’s fee, including disbursement, of $31,112, equal to six percent (6%) of the gross proceeds from certain of the investors.

The Shares issued in the financing were offered and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The purpose of the financing was to raise funds for acquisitions, product development, working capital and general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 10, 2007	GLENROSE INSTRUMENTS INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer